EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended June 6, 2014

Current Month				Rolling Performance*				Rolling Risk Metrics* (July 2009 – June 2014)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-0.4%	-0.4%	-5.8%	-4.5%	-7.1%	-5.2%	0.8%	-5.2%	10.3%	-28.6%	-0.5	-0.7
B**	-0.5%	-0.5%	-6.1%	-5.1%	-7.6%	-5.8%	0.0%	-5.8%	10.3%	-29.9%	-0.5	-0.7
Legacy 1***	-0.4%	-0.4%	-4.9%	-2.7%	-5.0%	-3.3%	N/A	-3.3%	10.1%	-23.7%	-0.3	-0.4
Legacy 2***	-0.4%	-0.4%	-5.0%	-2.8%	-5.3%	-3.6%	N/A	-3.6%	10.1%	-24.4%	-0.3	-0.5
Global 1***	-0.4%	-0.4%	-4.8%	-2.3%	-4.4%	-4.2%	N/A	-4.2%	9.7%	-21.9%	-0.4	-0.6
Global 2***	-0.4%	-0.4%	-4.9%	-2.5%	-4.6%	-4.5%	N/A	-4.5%	9.6%	-22.4%	-0.4	-0.6
Global 3***	-0.4%	-0.4%	-5.6%	-4.0%	-6.2%	-6.1%	N/A	-6.1%	9.6%	-27.9%	-0.6	-0.8

S&P 500 Total Return Index****	1.4%	1.4%	6.4%	23.8%	16.3%	18.7%	7.7%	18.7%	13.4%	-16.3%	1.4	2.3
Barclays Capital U.S. Long Gov Index****	-1.9%	-1.9%	10.1%	4.6%	8.1%	7.0%	7.0%	7.0%	11.3%	-15.5%	0.7	1.1
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	27%					27%
Energy	10%	Long	Brent Crude Oil	3.1%	Long	10%	Long	Brent Crude Oil	3.1%	Long
			Crude Oil	2.8%	Long			Crude Oil	2.8%	Long
Grains/Foods	9%	Short	Soybeans	2.2%	Long	9%	Short	Soybeans	2.2%	Long
			Corn	1.3%	Short			Corn	1.3%	Short
Metals	8%	Short	Gold	3.2%	Short	8%	Short	Gold	3.2%	Short
			Silver	1.7%	Short			Silver	1.7%	Short
FINANCIALS	73%					73%
Currencies	25%	Short $	British Pound	4.0%	Long	25%	Short $	British Pound	4.0%	Long
			Japanese Yen	3.0%	Short			Japanese Yen	3.0%	Short
Equities	23%	Long	S&P 500	4.0%	Long	23%	Long	S&P 500	4.0%	Long
			DAX Index	2.9%	Long			DAX Index	2.9%	Long
Fixed Income	25%	Long	Bunds	4.0%	Long	25%	Long	Bunds	4.0%	Long
			Schatz	3.7%	Long			Schatz	3.7%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas prices increased in excess of 3% due to forecasts for warmer weather in the U.S.  Gasoline blendstock prices declined as a result of data which showed an unexpected rise in domestic inventories.

Grains/Foods
Coffee prices fell by more than 3% after data showed better-than-expected crop production in Brazil.  In the U.S., corn and soybean prices moved lower because favorable weather in the Midwest increased supply expectations.

Metals
Precious metal prices rallied in reaction to the European Central Bank’s decision to enact a negative deposit facility rate, which increased demand for safe haven assets. Copper prices fell by more than 2% due to weak Chinese demand forecasts prompted by an investigation into the dealings of various warehouses at a key Chinese port.

Currencies
The Japanese yen depreciated against the U.S. dollar after the U.S. economy added more jobs than expected.  The Australian dollar strengthened against counterparts after the European Central Bank’s announcement to tax depositors stoked demand for higher-yielding currencies.

Equities
The S&P 500 rallied to record highs after the release of a stronger-than-expected jobs report for May.  The Australian ASX SPI 200 Index fell modestly as Australia’s mining industry was hurt by falling iron ore prices and as investors worried about lingering budget concerns within the Australian government.

Fixed Income
Prices for U.S. Treasury bonds fell after a stronger-than-expected jobs reports reduced demand for safe-haven assets.  British Gilt prices were driven lower due to the anticipation of an interest rate hike by the Bank of England.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.